[Letterhead]


                    Consent of Darrell T. Schvaneveldt
                            Independent Auditor




     I consent to the use, of our report dated March 16, 2000, on the financial statements of Book Corporation of America, dated October 31, 1999, included herein and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
May 17, 2000